Exhibit 99.3

Description of American Bitcoin Corp.’s Business

Introductory Note and Glossary

References to “we,” “our,” “us” and “ABTC” refer to American Bitcoin Corp. (formerly known as Gryphon Digital Mining, Inc.), together with its subsidiaries.

On September 3, 2025, we completed our stock-for-stock merger transactions (the “Mergers”) pursuant to the Agreement and Plan of Merger, dated as of May 9, 2025 (the “Merger Agreement”), by and among us, GDM Merger Sub I Inc., GDM Merger Sub II LLC and pre-merger American Bitcoin Corp. (“Historical ABTC”), pursuant to which we acquired Historical ABTC and we changed our name from Gryphon Digital Mining, Inc. to American Bitcoin Corp. Shortly before the closing of the Mergers, we effected a 5-for-1 reverse stock split of our common stock (the “Reverse Stock Split”) and our common stock was reclassified as Class A common stock. At the closing of the Mergers, we issued shares of Class A common stock, par value $0.0001 per share (our “Class A Common Stock”) and Class B common stock, par value $0.0001 per share to Historical ABTC stockholders based upon an agreed exchange ratio specified in the Merger Agreement. In connection with the closing of the Mergers, our Class A Common Stock began trading on the Nasdaq Capital Market under the symbol “ABTC.”

“ABH” means American Bitcoin Holdings, LLC, a wholly owned subsidiary of Hut 8.

“ADC” means American Data Centers Inc., a Delaware corporation.

“Bitmain” means Bitmain Technologies Limited.

“CFTC” means the U.S. Commodity Futures Trading Commission.

“Coinbase” means Coinbase Custody Trust Company, LLC.

“Contributions” means the Stock Purchase and Contribution Agreement dated March 31, 2025, by and between ABH and ADC, pursuant to which ABH contributed to ADC substantially all of the Bitcoin miners then wholly owned by Hut 8 and its affiliates, at an aggregate book value of approximately $120 million, in exchange for newly issued shares of ABTC Class B Common Stock representing, in the aggregate, 80.0% of the issued and outstanding capital stock of ADC.

“EH/s” means exahash per second, which is a unit of measurement for measuring the speed at which cryptocurrency mining hardware operates.

“FinCEN” means the Financial Crimes Enforcement Network.

“Foundry” means Foundry Digital LLC.

“Historical ABTC Class A Common Stock” means Class A Common Stock, par value $0.0001 per share, of Historical ABTC.

“Historical ABTC Class B Common Stock” means Class B Common Stock, par value $0.0001 per share, of Historical ABTC.

“Hut 8” means Hut 8 Corp.

“J/TH” means joules per Terahash, which is a unit of measurement for measuring the speed at which cryptocurrency mining hardware operates.

“Zephyr” means Zephyr Infrastructure, LLC, a Delaware limited liability company and wholly owned subsidiary of Hut 8.

Cautionary Statement Concerning Forward-Looking Statements

This Exhibit contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Exhibit, including statements regarding the Mergers, the other proposed transactions contemplated thereby and future financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “seek,” “should,” “will” or the negative of these terms or other similar expressions.

These forward-looking statements include, but are not limited to, statements concerning the following:

●	our plans, strategies and objectives of future operations;

●	our proposed new services or developments;

●	our business, operations, economic conditions and financial performance;

●	future hardware or network investments to scale our mining capacity;

●	the attraction and retention of highly qualified personnel;

●	our ability to maintain and grow our Bitcoin reserve;

●	our ability to protect our intellectual property rights;

●	expectations concerning our relationships and actions with third parties;

●	our ability to compete with existing and new competitors in existing and new markets and offerings;

●	our ability to acquire new businesses or pursue strategic transactions;

●	global and domestic economic conditions and their impact on our financial performance and operations; and

●	future regulatory, judicial and legislative changes in our industry.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. These statements are based upon information available as of the date of this Exhibit and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete.

Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation, competitive responses to the Mergers; unexpected costs, charges or expenses resulting from the Mergers; potential adverse reactions or changes to business relationships resulting from the announcement or the closing of the Mergers; and legislative, regulatory, political and economic developments. There may be additional risks and uncertainties that we consider immaterial or which are currently unknown. It is not possible to predict or identify such risks and uncertainties. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive or exclusive and should be read in conjunction with statements that are included herein and elsewhere. Further information concerning us may emerge from time to time.

For a discussion of the factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements or for a discussion of risks associated with us, see the section titled “Risk Factors” in Exhibit 99.4 to the Current Report on Form 8-K dated September 3, 2025 (the “Current Report”).

If any of these risks or uncertainties, or any risks or uncertainties presently unknown to us or that we currently consider immaterial, materializes or any of these assumptions proves incorrect, our results could differ materially from the forward-looking statements. All forward-looking statements in this Exhibit are current only as of the date on which the statements were made. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events, except as otherwise required by the federal securities laws.

Our Business

Overview

Our business objective is Bitcoin accumulation and we aim to pursue that goal through a levered strategy that combines efficient Bitcoin mining, disciplined Bitcoin reserve expansion and focused ecosystem engagement.

Our Strategy

Our strategy consists of three distinct layers:

Layer 1 Build the Engine	Layer 2 Scale the Reserve	Layer 3 Lead the Ecosystem
Build efficient operations to produce Bitcoin below market cost.	Leverage capital availability to scale Bitcoin reserve.	Harness operational scale and treasury accumulation for ecosystem leadership.

Together, these layers reinforce our vision of a capital-efficient platform for long-term Bitcoin accumulation, built to align with the network’s growth and the emergence of Bitcoin as a potential sovereign-grade asset.

Layer 1: Build the Engine

Our foundation is built on producing Bitcoin below-market cost through a capital efficient, infrastructure-light operating model. Rather than deploying capital into physical infrastructure ownership, we prioritize direct Bitcoin-generating assets: we own Bitcoin miners that operate at facilities managed by Hut 8, a proven developer and operator of low-cost compute capacity across North America.

This strategic approach enables us to convert capital directly into Bitcoin exposure while minimizing fixed infrastructure investments. By prioritizing ownership of Bitcoin miners and Bitcoin reserve growth over land, buildings or electrical infrastructure, we focus on maintaining operational flexibility and capital efficiency. As of September 1, 2025, we owned over 76,000 Bitcoin miners with a cumulative hashrate of approximately 24.2 EH/s and weighted average fleet efficiency of approximately 16.4 J/TH. Our Bitcoin miner fleet primarily comprises Bitmain S21 series and MicroBt M5X and M6X series machines. Through our strategic partnership with Hut 8, we maintain access to a robust pipeline of high-efficiency capacity expansions.

Bitcoin mining serves as our foundational engine for Bitcoin accumulation, not as an end in itself. Our Layer 1 strategy is designed to maximize long-term Bitcoin ownership per dollar of capital deployed, creating what we believe is a sustainable competitive advantage in below-market Bitcoin production.

Layer 2: Scale the Reserve

In addition to building an efficient engine to drive low-cost Bitcoin production, we aim to leverage our capital strategy to increase the size of our Bitcoin reserve. Our goal is to utilize public markets and strategic financing structures to access efficient capital and leverage that capital to increase our Bitcoin in reserve per share.

Additional capital will be needed to continue our planned operations and continue to pursue our Bitcoin reserve accumulation strategy. We plan to raise significant amounts of additional capital, including in amounts that may exceed our current estimates of enterprise value and future market capitalization, and we may sell common stock, convertible securities or other equity securities in one or more transactions at prices and amounts and in a manner we determine from time to time in order to do so.

As of September 1, 2025, we had accumulated approximately 2,443 Bitcoin in reserve, which included approximately 2,234 Bitcoin pledged to Bitmain pursuant to the ABTC Bitmain Purchase Agreement (as defined below). We consider our reserve a core strategic asset, managed adaptively to support balance sheet strength with a view to enhancing long-term stockholder value.

We consider our Bitcoin holdings to be long-term in nature and expect to continue accumulating Bitcoin. We have not set any specific target for the amount of Bitcoin we seek to hold. Instead, we evaluate market conditions on an ongoing basis to determine whether and when to raise additional capital to expand our Bitcoin reserve.

Bitcoin accumulation is not a side effect of our business. It is the business. Our Layer 2 strategy is designed to transform our Bitcoin production into long-term Bitcoin ownership.

Layer 3: Lead the Ecosystem

We intend to leverage our operational scale, mining expertise and Bitcoin reserve to drive strategic ecosystem leadership that supports Bitcoin accumulation and network growth. As our mining operations and reserve position mature, Layer 3 represents the natural evolution from participant to catalyst in Bitcoin’s institutional adoption and infrastructure development. We believe our position as a Bitcoin accumulator and low-cost Bitcoin miner creates distinctive opportunities to influence ecosystem development in ways that reinforce our core accumulation strategy while contributing to Bitcoin’s long-term ecosystem success.

We recognize transaction fees as Bitcoin mining’s long-term economic foundation and view initiatives that grow sustainable, fee-generating network activity as aligned with our Bitcoin accumulation strategy. We may explore partnerships that facilitate broader Bitcoin adoption while maintaining disciplined capital allocation.

Our commitment to Bitcoin extends beyond short-term operational returns to the network’s long-term health and security. We may pursue opportunities to support protocol development, enhance network infrastructure and contribute to Bitcoin’s resilience and adoption in ways that align with shareholder value creation.

Our potential Layer 3 initiatives will be evaluated against our fundamental objective of maximizing Bitcoin ownership per share.

Our Operations

Bitcoin Mining Sites

Historical ABTC entered into a Master Colocation Services Agreement (the “MCSA”) with Hut 8, to which we succeeded pursuant to the Mergers, under which certain affiliates of Hut 8 provide us with colocation and hosting services for our Bitcoin miners. As of September 3, 2025, immediately following the Closing of the Mergers, we operated our Bitcoin Miners at four sites under the MCSA:

●	Alpha (Niagara Falls, NY);

●	Salt Creek (Orla, TX);

●	Medicine Hat (Medicine Hat, AB); and

●	Vega (Texas Panhandle).

Historical ABTC also entered into a Master Management Services Agreement (the “MMSA”) with Hut 8, to which we succeeded pursuant to the Mergers, under which certain affiliates of Hut 8 provide us with management, oversight, strategy, compliance, operational and other services for our Bitcoin mining operations hosted at Hut 8’s facilities under the MCSA. For additional information on the MCSA and MMSA, see “⸺Material Agreements” below.

Bitcoin Mining Pools

We receive Bitcoin mining rewards from our mining activity through third-party ming pool operators, Foundry and Luxor. Mining pools allow Bitcoin miners to combine their processing power, increasing their chances of solving a block and getting paid by the network. We provide computing power to mining pools, which use this computing power to operate nodes and validate blocks on the blockchain.

The pools then distribute our pro rata share of Bitcoin mined to us based on the computing power (hashrate) we contribute. Our daily payout through these pools is calculated based on our hashrate contribution, delivered to the pool in the applicable calculation period, after deducting the applicable pool fee, if any. Our pool fees are currently below 1.0% of our daily payout. In addition, pool participants will receive transaction fees as the mining pool solves blocks on a pro rata basis with respect to each pool participant’s hashrate contributed.

Protection of Bitcoin Assets

We use third-party custody solutions, including Coinbase Custody and Anchorage Digital Bank N.A., to safeguard our Bitcoin, mainly in “cold storage” wallets. We do not self-custody our Bitcoin or hold, sell or transact in Bitcoin or any other digital asset for any person other than ourself.

We enable and use two-factor authentication to access systems (“Custody Applications”) provided by our custodians. All account users are required to complete two-factor authentication setup prior to log-in. An authorized persons listing is maintained and evaluated as part of regular user access reviews, limiting access to Custody Applications. Any changes to the Custody Applications related to users, withdrawals or other operational tasks require approval from multiple authorized persons.

If withdrawal transactions are ever required, for example, to rebalance holdings across custodians, only certain whitelisted wallets can receive funds withdrawn from the Custody Applications. A verification video call, in addition to approval from two (2) authorized persons, is required for any new whitelisted withdrawal.

Recent Developments

Bitmain Miner Purchase

On August 5, 2025, Historical ABTC entered into the ABTC Bitmain Purchase Agreement with Bitmain and concurrently purchased 16,299 of the Bitmain Miners, representing a total of approximately 14.02 EH/s, for a total purchase price of approximately $314 million, paid through the pledge of Bitcoin. See “⸺Material Agreements ⸺ Put Option Agreement and Bitmain Miner Purchase” below for additional information.

Material Agreements

Master Colocation Services Agreement

On March 31, 2025, in connection with the Contributions, Historical ABTC entered into the MCSA with U.S. Data Mining Group, Inc., a Nevada corporation and a wholly owned subsidiary of Hut 8 (“USDMG”), to which we are a successor in connection with the Mergers. The MCSA and the service orders under the MCSA provide for certain affiliates of Hut 8 to provide us with colocation and hosting services for our mining equipment at Hut 8-owned or leased facilities, on specific terms set forth in service orders to the MCSA.

Under the terms of the MCSA, we pay to USDMG (or its applicable affiliate that owns or leases the facility at which our Bitcoin miners are hosted) fees generally consisting of a monthly recurring charge, as set forth in each service order, plus 100% of the costs, fees, disbursements and expenses paid or incurred by USDMG or its applicable affiliate in connection with the use, operation, maintenance and of the relevant facility (including costs related to the delivery of contracted power) and any installation charges, non-recurring costs or amounts for additional services incurred during the term of the applicable service order.

As of September 3, 2025, immediately following the closing of the Mergers, we had entered into four service orders under the MCSA at Hut 8’s Alpha, Medicine Hat, Salt Creek and Vega sites.

The MCSA includes other customary provisions, including with respect to facility access, use of contracted power, maintenance and repair of facilities and insurance.

The MCSA requires us to indemnify USDMG and its affiliates from and against any losses relating to or arising out of our use of and access to the relevant facility, acts or omissions by us constituting gross negligence and the breach of any covenant or obligation by us under the MCSA. The MCSA requires USDMG to indemnify us from and against any losses relating to or arising out of acts or omissions of USDMG constituting gross negligence and the breach of any covenant or obligation of USDMG under the MCSA.

Except as may otherwise be specified in any service order under the MCSA, the initial term of each service order is five years, subject to automatic extension for a further five-year term unless either party provides the other with written notice not to extend at least 120 days before the expiration of the initial term. The MCSA is terminable by either party at any time upon 30 days’ prior written notice to the other party if there are no active service orders under the MCSA and have not been for a period of 12 months prior to such termination.

The MCSA (and any service order thereunder) is also terminable by either party upon an event of default by the other party (including the other party’s failure to pay any amounts due under the MCSA or to comply with its other obligations under the MCSA, subject to specified cure periods). An event of default by either party under the MMSA or any related service order also constitutes an event of default under the MCSA.

Master Management Services Agreement

On March 31, 2025, in connection with the Contributions, Historical ABTC entered into the MMSA with USDMG, to which we are a successor in connection with the Mergers. The MMSA and the service orders under the MMSA provide for certain affiliates of USDMG and their personnel to provide us with management, oversight, strategy, compliance, operational and other services for our Bitcoin mining operations hosted at Hut 8’s facilities under the MCSA.

Under the terms of the MMSA, we pay to USDMG (or its applicable affiliate) service fees generally consisting of a fixed fee, payable monthly, for general management, operational and compliance services, plus a monthly fee equal to 100% of specified “pass-through costs” incurred during the term of the applicable service order, including costs and expenses incurred by or on behalf of USDMG (or its applicable service provider affiliate) for labor, maintenance, repairs and infrastructure expenses and the provision of services by third parties.

As of September 3, 2025, immediately following the closing of the Mergers, we had entered into four service orders under the MMSA for management services at Hut 8’s Alpha, Medicine Hat, Salt Creek and Vega sites.

The MMSA includes other customary provisions, including with respect to facility access, cooperation in the provision of the services, preservation of records, ownership of data and intellectual property and maintenance of insurance.

The MMSA requires us to indemnify USDMG and its affiliates from and against any losses relating to or arising out of acts or omissions by us constituting gross negligence and the breach of any covenant or obligation by us under the MMSA. The MMSA requires USDMG to indemnify us from and against any losses relating to or arising out of acts or omissions of USDMG constituting gross negligence, the breach of any covenant or obligation of USDMG under the MMSA and the performance of services under the MMSA.

Except as may otherwise be specified in any service order under the MMSA, each service order under the MMSA is coterminous with the corresponding service order under the MCSA for colocation services at the same site. The MMSA (and any service order thereunder) is terminable by either party upon an event of default by the other party (including the other party’s failure to pay any amounts due or to comply with its other obligations under the MMSA, subject to specified cure periods). An event of default by either party under the MCSA or any related service order also constitutes an event of default under the MMSA.

Services Agreement

On March 31, 2025, in connection with the Contributions, Historical ABTC entered into the Services Agreement with USDMG, to which we are a successor in connection with the Mergers, pursuant to which USDMG and its affiliates provide back-office support services to us, including accounting and financial reporting, HR support, payroll, benefits, IT support and management, legal and compliance and vendor management services.

Under the terms of the Shared Services Agreement, we pay to USDMG a monthly fee equal to the fully allocated cost, determined on a “pass through” basis, to USDMG and its affiliates for providing services under the Shared Services Agreement to us.

The Shared Services Agreement has a term of five years, but is terminable with respect to any individual service by either party upon 30 days’ written notice to the other party. The Shared Services Agreement is also terminable by either party upon written notice to the other party in the event of (i) a material breach of the Shared Services Agreement by the other party, if the breach is not cured to the reasonable satisfaction of the terminating party within 30 days of such written notice or (ii) if the non-terminating party makes a general assignment for the benefit of creditors or becomes insolvent.

Put Option Agreement and Bitmain Miner Purchase

On March 31, 2025, in connection with the Contributions, Historical ABTC entered into the Put Option Agreement with Zephyr, pursuant to which Zephyr had the right to sell to Historical ABTC any Bitcoin miners purchased by Zephyr under the Bitmain Agreement between Zephyr and Bitmain. The Bitmain Agreement in turn provided for Zephyr’s right to purchase from Bitmain up to approximately 17,280 Bitmain U3S21EXPH Bitcoin miners (collectively, the “Bitmain Miners”) for a maximum aggregate purchase price of approximately $320 million, not including any applicable tariffs, duties or similar charges.

Under the terms of the Put Option Agreement, Zephyr had the right to cause us, at any time and from time to time ending on the 30th day following the termination of the purchase option period under the Bitmain Agreement and the delivery of all Bitcoin miners purchased by Zephyr under the Bitmain Agreement, to purchase all or any amount of the Bitmain Miners, at the same per-unit price as is paid to Bitmain and without any additional markup, premium or administrative charge thereon, subject to specified exceptions in the event that Historical ABTC did not (at any time Zephyr’s put right is exercised) have sufficient legally available funds to pay the applicable purchase price.

On August 5, 2025, pursuant to the Put Option Agreement, Zephyr assigned its option to purchase the Bitmain Miners to Historical ABTC. Historical ABTC exercised the option on August 5, 2025, and entered into On-Rack Sales and Purchase Agreement (the “ABTC Bitmain Purchase Agreement”) with Bitmain to purchase the Bitmain Miners in one or more tranches for a total purchase price of up to approximately $320 million (subject to adjustments, offsets and costs as set forth in the ABTC Bitmain Purchase Agreement).

Concurrently with the execution of the ABTC Bitmain Purchase Agreement, Historical ABTC purchased 16,299 of the Bitmain Miners, representing a total of approximately 14.02 EH/s, for a total purchase price of approximately $314 million, paid through the pledge of Bitcoin at a mutually agreed-upon fixed price. Such purchase price was reduced by the application of a deposit and certain expenses of approximately $46 million previously paid to Bitmain by Zephyr and which we must repay to Zephyr on or prior to December 31, 2025. The remaining Bitmain Miners must be purchased by us on or before October 5, 2025, and may be purchased with cash and/or by pledging additional Bitcoin. The Bitcoin pledged under the ABTC Bitmain Purchase Agreement has a redemption period of 24 months from each pledge date.

Exclusivity Agreement

On March 31, 2025, in connection with the Contributions, Historical ABTC entered into an Exclusivity Agreement with Hut 8 (the “Exclusivity Agreement”), to which we are a successor in connection with the Mergers. The Exclusivity Agreement provides that, until such time as both the MMSA and the MCSA (or any successor agreements) have expired or been terminated, Hut 8 and its affiliates will be the exclusive providers to us of (i) hosting and colocation services with respect to all digital asset mining equipment owned by us and (ii) digital asset mining operations services, whether pursuant to the MMSA or otherwise.

Team

We currently have five employees, including two full-time employees, as well as a shared services agreement with Hut 8. This model enables us to reduce our SG&A expenses, leveraging the Hut 8 team’s expertise and economies of scale in the operation and management of Bitcoin mining facilities.

Competition

The Bitcoin mining space faces competition from a range of ecosystem participants, each supplying hashrate to the Bitcoin network. These participants include individual hobbyists to utility-scale, institutional mining operations, including us. We consider institutional Bitcoin mining operators to be our primary source of competition given the limited supply of critical inputs, such as Bitcoin miners and sites with industrial-scale access to low-cost electricity. This category is comprised of both public and private entities around the world. The Bitcoin mining industry is a highly competitive and evolving industry and new competitors and/or emerging technologies could enter the market and affect our competitiveness in the future.

Government Regulation

The laws and regulations applicable to our offerings are evolving and subject to interpretation and change. We operate in a complex and rapidly evolving regulatory environment and are subject to a wide range of laws and regulations enacted by federal, state and local governments, governmental agencies and regulatory authorities, including the SEC, the CFTC, the Federal Trade Commission and the FinCEN, as well as similar entities in Canada and other countries. Other regulatory bodies, governmental or semi-governmental, have shown an interest in regulating or investigating companies engaged in the blockchain or digital asset businesses.

For example, businesses that are engaged in the transmission and custody of Bitcoin and other digital assets, including brokers and custodians, can be subject to FinCEN regulations as money services businesses as well as state money transmitter licensing requirements. The potential application of these policies to Bitcoin mining continues to evolve.

Bitcoin and other digital assets are subject to anti-fraud regulations under federal and state commodity and/or securities laws and digital asset derivative instruments are regulated by the CFTC and SEC. Certain jurisdictions, including, among others, New York and a number of countries other than the United States, have developed regulatory requirements specifically for digital assets and companies that transact in them. Furthermore, regulations may substantially change in the future and it is presently not possible to know how regulations will apply to our business or when they will be effective. For example, in January 2025, the SEC announced the launch of a new crypto task force focused on developing a regulatory framework for crypto assets and related goals. In addition, the recent U.S. presidential election and change of administration could have a significant impact on the digital asset industry and our business in the United States. For example, in January 2025, President Trump signed an Executive Order titled “Strengthening American Leadership in Digital Financial Technology,” which, among other things, stated that the current administration’s policy will be “to support the responsible growth and use of digital assets, blockchain technology and related technologies across all sectors of the economy” by “providing regulatory clarity and certainty” regarding digital assets and blockchain technologies.

As the regulatory and legal environment evolves, we may become subject to new laws and regulations, which may affect Bitcoin mining, Bitcoin accumulation and other activities. For instance, various bills have been proposed and passed in the U.S. Congress related to digital assets, which may be adopted and have an impact on us and our business. In July 2025, the U.S. House of Representatives passed the Digital Asset Market Clarity Act (the “CLARITY Act”), a comprehensive digital asset market structure and regulation bill. In addition, also in July 2025, President Trump signed into law the Guiding and Establishing National Innovation for U.S. Stablecoins Act (GENIUS Act), establishing a legislative framework for the regulation of payment stablecoins and marking the first federal legislation for the regulation of digital assets in the United States. It is difficult to predict whether, or when, the CLARITY Act or another bill that would regulate digital asset markets and digital asset trading platforms may become law or what any such bill may entail. In addition, in January 2023, the U.S. House of Representatives announced its first ever Financial Services Subcommittee on Digital Assets and its intention to develop a regulatory framework for the digital asset industry. Bipartisan leadership of the Senate Banking Committee announced that goal as well. The U.S. Treasury Department has also requested additional authorities to address such risks. In addition, proposed tariffs to be imposed by the United States on imports from certain countries and potential counter-tariffs in response could materially affect us and our business.

We are unable to predict the impact that any new standards, legislation, laws or regulations may have on our business at the date hereof. For additional discussion regarding the potential risks existing and future regulations pose to our business, see “Risk Factors — Risks Related to Bitcoin” in Exhibit 99.4 to the Current Report.

Facilities

We do not currently maintain our own facilities and believes that facilities, to the extent needed to meet future needs, may be obtained on commercially reasonable terms. For more information regarding our use of Hut 8’s facilities for Bitcoin mining, please see “⸺Material Agreements ⸺ Master Colocation Services Agreement.”

Intellectual Property

We do not currently have any patents, copyrights or other intellectual property protections, other than trademarks relating to our name and logos.

Legal Proceedings

We are not presently a party to any legal or regulatory proceedings that in the opinion of our management, if determined adversely to us, would individually or taken together have a material adverse effect on our business, financial condition or results of operations. However, we are subject to regulatory oversight by numerous federal, state, local and other regulators and we may become subject to various legal proceedings, inquiries, investigations and demand letters that arise in the course of our business.